UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 10, 2003

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4635 Boston Lane, Austin, TX 78735
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Item 5.  Other Events and Regulation FD Disclosure.

On December 10, 2003, Silicon Laboratories Inc. completed the acquisition of Cygnal Integrated Products, Inc., a Delaware corporation (“Cygnal”) pursuant to the Agreement and Plan of Reorganization dated September 25, 2003. Cygnal develops and sells analog-intensive, highly-integrated 8-bit microcontrollers. Pursuant to the terms of the Agreement and Plan of Reorganization, Silicon Laboratories Inc. issued 1,191,658 shares of common stock in exchange for all of the outstanding capital stock of Cygnal at closing and agreed to issue up to an additional 1,290,963 shares of our common stock to shareholders of Cygnal based on the achievement of certain revenue milestones during the twelve-month period commencing on April 4, 2004 and ending on April 2, 2005. The additional shares will become issuable as follows: (1) up to 297,915 shares on a pro rata basis for every dollar of Cygnal product revenues during the period in excess of $10.0 million up to $15.0 million; plus (2) up to 496,524 shares on a pro rata basis for every dollar of Cygnal product revenues during the period in excess of $15.0 million up to $20.0 million; plus (3) up to 496,524 shares on a pro rata basis for every dollar of Cygnal product revenues during the period in excess of $20.0 million up to $24.0 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Laboratories Inc., a Delaware corporation
Dated: December 11, 2003	By:	/s/ John W. McGovern
John W. McGovern
VICE PRESIDENT AND
CHIEF FINANCIAL OFFICIER
(PRINCIPAL ACCOUNTING OFFICER)